Exhibit 99.1

NEWS RELEASE
Contact:
Alliance Data
Tiffany Louder – Investor Relations
Alliance Data
214-494-3048
tiffany.louder@alliancedata.com

Julie Prozeller – Analysts/Investors
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com
Venus Todd Durden Director of Marketing 904-645-6000 tdurden@venus.com

ALLIANCE DATA TO LAUNCH LOYALTY-FOCUSED CREDIT CARD PROGRAM FOR
FAST-GROWING FASHION RETAILER VENUS

•	Alliance Data Retail Services selected to provide private label credit card and marketing services for high-growth, fashion retailer across digital, direct and mobile channels
•	Program to drive brand affinity and incremental sales through an integrated loyalty program which includes rewards for purchases and a variety of other cardmember benefits
•	Alliance Data advanced analytics capabilities and consumer insight expertise to help migrate swimwear shoppers to other fashion categories
•	Existing client of Alliance Data’s Epsilon business; marketing services focused on fueling growth

DALLAS, March 27, 2014 -- Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Retail Services business, which manages more than 130 private label and co-brand credit programs, has signed a new multi-year agreement to provide private label credit card services for women’s fashion online and catalog retailer Venus (www.venus.com). Founded in 1982, the Jacksonville, Fla.-based Venus has grown into a leading multi-channel brand that offers on-trend swimwear, women’s clothing, intimate apparel, active wear, footwear and accessories.

Predominantly a digital soft-goods retailer, Venus is experiencing double-digit growth by focusing on fashion-forward merchandising trends, expanding into new fashion categories, and appealing to a customer demographic with whom digital channels resonate. “At Venus, fashion is our passion.  We provide our customers with great fitting clothing and swimwear that has outstanding quality and style. We are confident the new Venus credit card and loyalty program will reflect all that the Venus brand represents,” said Jim Brewster, chief executive officer of Venus.  We consider this credit card program a key component to driving sales and strengthening the relationship we have with our customers – all through the use of Alliance Data’s digital and traditional marketing tools.”

Alliance Data will offer a customized loyalty-driven credit program for Venus, designed to deliver incremental sales, cross-category selling and increased transaction size. Through the new loyalty program, members will earn points for every dollar spent on the card, receive reward certificates redeemable on future purchases, experience hassle-free exchanges and receive exclusive offers.

Alliance Data will help Venus to further engage cardmembers through expanded customer-relevant channels, including digital, mobile and direct. Venus will have access to Alliance Data’s advanced set of analytics capabilities, consumer insight expertise and real-time prescreen capabilities connected to the card program. Venus is also an existing client of Alliance Data’s Epsilon business, which provides customer prospecting and marketing services to further drive growth via Epsilon’s cooperative database offering.

“We’re excited to partner with Venus, a distinct fashion brand with a loyal following, to help strategically drive its business and deliver a high-quality customer experience via all relevant shopping channels,” added Melisa Miller, president of Alliance Data Retail Services. “With our extensive background in the women’s apparel category, Alliance Data will work with Venus – a rapidly growing retailer – to engage its customers in new ways and across all of its shopping categories, driving greater brand loyalty and increased sales.”

About Venus

Our Background
Venus is a true American business that began as a start-up in a college dormitory room in Florida. From this small beginning in 1982, our focus has been dedicated to fashion and fit. Because we recognize that every woman is unique, we pioneered “Mix and Match” within the swimsuit category to ensure we offered unique styles and custom combinations to fit every individual.

Today, our values remain the same. From our Florida offices, our employees are dedicated to customer service. Whether we’re cutting and sewing the swimsuits you love, creating our fashion collections, responding to your questions by phone or online, or picking, wrapping, and sending each individual order seven days a week, our first priority is always customer service.

What We Care About
•
Fashion is our passion because fashion is your passion. Our buyers monitor the runways, while watching celebrity and magazine fashion trends, year-round in order to offer fresh and feminine collections to our customers.

•
You are beautiful. We want to flatter your beauty and your curves (while downplaying those little flaws we all have). We give all of our attention to the quality, design, fit, fabric, construction, and overall styling of our fashion apparel. We’ll even offer advice on sizing and delivery service because we want your beauty to shine every day, for every occasion.

•
We are unique. Through our own design process and our access to U.S. and international fashion houses, our collections are as unique as you are. Lasting impressions will always begin with Venus./ With Venus, blending in is never an option./ With us, you can stand out from the crowd.

About Alliance Data Retail Services
Alliance Data Retail Services is one of the nation’s leading providers of branded credit card programs, with more than 130 marketing-driven private label, co-brand and commercial programs in partnership with many of North America’s best-known brands. The business delivers upon its Know more. Sell more.® commitment by leveraging customer insight to drive sales for its client partners. Leveraging deep-rooted marketing expertise, transaction-based customer data, and advanced analytics, Alliance Data Retail Services creates turnkey, multichannel credit programs designed to help its clients develop stronger, more profitable customer relationships. Alliance Data Retail Services is part of the Alliance Data family of companies. To learn more about Alliance Data Retail Services, visit www.alliancedataretail.com.

About Alliance Data
Alliance Data® (NYSE: ADS) and its combined businesses is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 company headquartered in Dallas, Alliance Data and its three businesses employ approximately 12,000 associates at more than 80 locations worldwide. Alliance Data was named to FORTUNE magazine’s 2014 list of World’s Most Admired Companies.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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